     As filed with the Securities and Exchange Commission on May 28, 1999.
                                               Registration No. 333-____________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       ________________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                       ________________________________

                          PREMIERE TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in its Charter)
          Georgia                                             59-3074176
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

  3399 Peachtree Road, N.E., The Lenox Building, Suite 600, Atlanta, Georgia
                             30326, (404)262-8400
   (Address, including zip code, and telephone number of principal executive offices)

       PREMIERE TECHNOLOGIES, INC. AMENDED AND RESTATED 1998 STOCK PLAN
           PREMIERE TECHNOLOGIES, INC. ASSOCIATE STOCK PURCHASE PLAN
              PREMIERE TECHNOLOGIES, INC. STOCK OPTION AGREEMENTS
                           (Full Title of the Plans)

                                Boland T. Jones
                      Chairman of the Board of Directors
                          and Chief Executive Officer
                          Premiere Technologies, Inc.
                           3399 Peachtree Road, N.E.
                         The Lenox Building, Suite 600
                            Atlanta, Georgia 30326
                                (404) 262-8400
(Name, address, and telephone number, including area code, of agent for service)

                   Copies to:                                         Copies to:
                Harvey A. Wagner                                  Joel J. Hughey, Esq.
       Executive Vice President of Finance                         Alston & Bird LLP
  and Administration and Chief Financial Officer                  One Atlantic Center,
             Premiere Technologies, Inc.                       1201 West Peachtree Street
3399 Peachtree Road, N.E., The Lenox Building, Suite 600       Atlanta, Georgia 30309-3424
             Atlanta, Georgia  30326                                   (404) 881-7000
                 (404) 262-8400

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    Proposed          Proposed
                 Title of Securities                            Amount to            Maximum          Maximum         Amount of
                  to be Registered                           Be Registered(1)     Offering Price      Aggregate     Registration Fee
                                                                                    Per Share       Offering Price
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (including rights to purchase       6,000,000        $  15.5157(2)     $ 93,093,900    $ 25,881
shares of Series C Junior Participating Preferred Stock)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (including rights to purchase       1,000,000        $  15.5157(2)     $ 15,515,700    $  4,314
shares of Series C Junior Participating Preferred Stock)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock; $.01 par value (including rights to purchase         300,000        $     5.50(3)     $  1,650,000    $    459
shares of Series C Junior Participating Preferred Stock)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock; $.01 par value (including rights to purchase         100,000        $     5.50(3)     $    550,000     $   153
shares of Series C Junior Participating Preferred Stock)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock; $.01 par value (including rights to purchase         150,000        $     5.50(3)     $    825,000     $   230
shares of Series C Junior Participating Preferred Stock)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock; $.01 par value (including rights to purchase         100,000        $    7.063(3)     $    706,300     $   197
shares of Series C Junior Participating Preferred Stock)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock; $.01 par value (including rights to purchase         100,000        $    7.063(3)     $    706,300     $   197
shares of Series C Junior Participating Preferred Stock)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock; $.01 par value (including rights to purchase         100,000        $    7.063(3)     $    706,300     $   197
 shares of Series C Junior Participating Preferred Stock)
------------------------------------------------------------------------------------------------------------------------------------
Total                                                            7,850,000        $      --         $113,753,000     $31,628
------------------------------------------------------------------------------------------------------------------------------------

   (1) Consists of shares of the registrant's Common Stock that may be issued pursuant to options that may be granted under the Premiere Technologies, Inc. Amended and Restated 1998 Stock Plan, the Premiere Technologies, Inc. Associate Stock Purchase Plan, and certain Stock Option Agreements by and between the registrant and certain of its employees (collectively, the "Plans"). This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions of the Plans.
   (2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457, paragraphs (h) and (c), based on the average of the high and low prices of the Common Stock reported on the National Association of Securities Dealers automated quotation system on May 25, 1999.
   (3) Determined for purposes of calculating the registration fee in accordance with Rule 457(h) and based upon the exercise price at which such outstanding options to purchase shares of the Common Stock may be exercised.

                                   PART II.
                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference

       The following documents are incorporated by reference into this Registrant Statement and are deemed to be a part hereof from the date of the filing of such documents:

       (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission (the "Commission") on March 31, 1999, as amended by the Company's Form 10-K/A filed with the Commission on April 1, 1999;

       (2) the Company's Current Report on Form 8-K dated February 17, 1999 and filed with the Commission on March 4, 1999, as amended by the Company's Current Report on Form 8-K/A filed with the Commission filed on May 3, 1999, as further amended by the Company's Current Report on Form 8-K/A filed with the Commission filed on May 5, 1999;

       (3) the Company's Quarterly Report on Form 10-Q/A for the quarter ended September 30, 1998, filed with the Commission on May 13, 1999;

       (4) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 17, 1999, as amended by the Company's Form 10-Q/A filed with the Commission on May 27, 1999;

       (5) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, declared effective on March 1, 1996, and any amendment or report filed for the purpose of updating any such description;

       (6) the description of the rights to purchase shares of the Company's Series C Junior Participating Preferred Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on June 26, 1998, and any amendment or report filed for the purpose of updating any such description; and

       (7) the information set forth in the Company's Proxy Statement, as revised, under the heading "Security Ownership of Certain Beneficial Owners and Management," the sub-headings "Nominees For Directors" and "Incumbent Directors and Executive Officers," and the heading "Executive Compensation and Other Information," but excluding the information under the sub-headings "Compensation Committee Report" and "Performance Graphs," as filed with the Commission on
Schedule 14A on April 30, 1999, as revised on May 14 and May 19, 1999.

       All other documents subsequently filed by the registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

       Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Subject to the foregoing, all information appearing in this registration statement is qualified in its entirety by the information appearing in the documents incorporated by reference.


Item 4.     Description Of Securities.

       Not applicable.


Item 5.     Interests Of Named Experts And Counsel.

       Not applicable.


Item 6.     Indemnification Of Directors And Officers

       The Georgia Business Corporation Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provision shall eliminate or limit the liability of a director: (i) for an appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful corporate distributions; or (iv) for any transaction from which the director received an improper personal benefit. This provision relates only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws). The registrant's Articles of Incorporation, as amended, exonerate the Company's directors from monetary liability to the extent described above.

       In addition to such rights as may be provided by law, the registrant's Bylaws, as amended, provide broad indemnification rights to the registrant's directors and such officers, employees and agents as may be selected by such directors, with respect to various civil and criminal liabilities and losses which may be incurred by such director, officer, agent or employee pursuant to any pending or threatened litigation or other proceedings, except that such indemnification does not apply in the same situations described above with respect to the exculpation from liability of the registrant's directors. The registrant is also obligated to reimburse such directors and other parties for expenses, including legal fees, court costs and expert witness fees, incurred by such person in defending against any such liabilities and losses, as long as such person in good faith believes that he or she acted in accordance with the applicable standard of conduct with respect to the underlying accusations giving rise to such liabilities or losses and agrees to repay to the registrant any advances made under the Bylaws. Any amendment or other modification to the Bylaws which limit or otherwise adversely affects the rights to indemnification currently provided therein shall apply only to proceedings based upon actions and events occurring after such amendment and delivery of notice thereof to the indemnified parties. Such amendments can only be made upon the affirmative vote of (i) the holders of at least 75% of the shares entitled to vote or alter, amend or repeal the provisions of the Bylaws or (ii) a majority of the Board of Directors present at the meeting at which the votes are taken.

       The registrant has entered into separate indemnification agreements with each of its directors and certain of its officers and employees, whereby the registrant agreed, among other things, to provide for indemnification and advancement of expenses in a manner and subject to terms and conditions similar to those set forth in the Bylaws. These agreements may not be abrogated by action of the shareholders. In addition, the registrant holds an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the registrant for a wrongful act that they may become legally obligated to pay or for which the registrant is required to indemnify the directors or officers.

       The registrant believes that the above protections are necessary in order to attract and retain qualified persons as directors and officers.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 7.    Exemption From Registration Claimed.

       Not applicable.


Item 8.    Exhibits.

       The exhibits included as part of this registration statement are as follows:

   Exhibit Number                       Description
   --------------                       -----------

        4.1 Articles of Incorporation of the registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the Quarter Ended June 30, 1998, filed with the Commission on August 14,
                    1998).

        4.2 Amended and Restated Bylaws of the registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q/A for the Quarter Ended March 31, 1999, filed with the Commission on May 27,
                    1999).

        4.3 Shareholder Protection Rights Agreement, dated June 23, 1998, between the Company and SunTrust Bank, Atlanta, as Rights Agent (incorporated herein by reference to Exhibit
                    99.1 to the Registrant's Current Report on Form 8-K dated June 23, 1998, filed with the Commission on June 26, 1998).

        5.1 Opinion of Alston & Bird LLP, counsel to the registrant, as to the legality of the securities being registered.

       23.1         Consent of Arthur Andersen LLP.

       23.2 Consent of Alston & Bird LLP (included in Exhibit 5.1 above).

       24.1 Power of Attorney (contained on the signature pages of this registration statement at p. II-7).

Item 9.  Undertakings

       (a)   The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Articles of Incorporation, Bylaws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 27 day of May, 1999.

                                   PREMIERE TECHNOLOGIES, INC.



                                   By:  /s/ Boland T. Jones
                                        ---------------------------------
                                        Boland T. Jones
                                        Chairman of the Board and
                                        Chief Executive Officer

                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Boland T. Jones and Harvey A. Wagner, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the dates indicated.

             Signature                               Capacity                                     Date
             ---------                               --------                                     ----

/s/ Boland T. Jones                          Chairman of the Board and                        May 27, 1999
---------------------------                  Chief Executive Officer
Boland T. Jones                              (Principal Executive Officer) and Director


/s/ Harvey A. Wagner                         Executive Vice President of Finance              May 27, 1999
---------------------------                  and Administration and Chief Financial Officer
Harvey A. Wagner                             (Principal Financial and Accounting Officer)


/s/ George W. Baker, Sr.                     Director                                         May 27, 1999
---------------------------
George W. Baker, Sr.


/s/ Raymond H. Pirtle, Jr.
---------------------------                  Director                                       May 27, 1999
Raymond H. Pirtle, Jr.

/s/ Roy B. Andersen, Jr.
---------------------------                  Director                                       May 27, 1999
Roy B. Andersen, Jr.

/s/ William P. Payne
---------------------------                  Vice Chairman and                              May 27, 1999
William P. Payne                             and Director

/s/ Jeffrey A. Allred
---------------------------                  President and Chief Operating Officer          May 27, 1999
Jeffrey A. Allred                            and Director

/s/ Jackie M. Ward
---------------------------                  Director                                       May 27, 1999
Jackie M. Ward

/s/ Jeffrey T. Arnold
---------------------------                  Director                                       May 27, 1999
Jeffrey T. Arnold

                                 EXHIBIT INDEX
                                      TO
                      REGISTRATION STATEMENT ON FORM S-8

     Exhibit Number                            Description
     --------------                            -----------
          4.1            Articles of Incorporation of the registrant, as amended
                         (incorporated herein by reference to Exhibit 3.1 to the
                         Registrant's Quarterly Report on Form 10-Q for the
                         Quarter Ended June 30, 1998, filed with the Commission
                         on August 14, 1998).

          4.2 Amended and Restated Bylaws of the registrant, as amended (incorporated herein by reference to Exhibit
                         3.1 to the Registrant's Quarterly Report on Form 10-Q/A for the Quarter Ended March 31, 1999, filed with the Commission on May 27, 1999).

          4.3            Shareholder Protection Rights Agreement, dated June 23,
                         1998, between the Company and SunTrust Bank, Atlanta, as Rights Agent (incorporated herein by reference to Exhibit 99.1 to the Registrant's Current Report on Form
                         8-K dated June 23, 1998, filed with the Commission on June 26, 1998).

          5.1 Opinion of Alston & Bird LLP, counsel to the registrant, as to the legality of the securities being registered.

          23.1           Consent of Arthur Andersen LLP.

          23.2           Consent of Alston & Bird LLP (included in Exhibit 5.1).

          24.1 Power of Attorney (contained on the signature pages of this registration statement at p. II-7).